Financial Supplement NASDAQ: VMD March 4, 2026 1 Fourth Quarter & Full Year 2025

Disclaimers Forward Looking Statements Certain statements contained in this Financial Supplement may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2026, future capital allocation priorities, including share repurchases, liquidity position, free cash flow generation, and strategic growth opportunities, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, the use of artificial intelligence technologies, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this Financial Supplement are made as of the date of this Financial Supplement and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law. This Financial Supplement contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. Non-GAAP and Other Financial Information This presentation includes references to financial measures that are calculated and presented using methodologies other than those in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow. Any non-GAAP financial measures presented herein are intended to supplement, and not to be considered superior to or as a substitute for, the Company’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures exclude significant expense and income items required by GAAP, and are subject to inherent limitations, including the exercise of judgment by management regarding which items to exclude or include. Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided below. 2 VieMed Healthcare Inc. I Supplemental Presentation

Key Themes for Q4 2025 and FY 2025 3 Delivered strong double-digit organic growth complemented by contributions from our 2025 acquisition of Lehan’s Medical Equipment. Generated significantly higher free cash flow, further strengthening our balance sheet and enhancing financial flexibility. Returned capital to shareholders through the completion of the 2025 share repurchase program. • Revenue increased 26% YOY in Q4 and 21% for the full year 2025 • Sleep therapy patients increased 62% YOY and 8% sequentially in Q4; new sleep patient starts increased 70% YOY and sleep resupply patient count increased 49% YOY and 9% sequentially • Ventilator patient growth of 4% YOY • Net income attributable to Viemed increased 31% YOY in Q4 and 33% for FY 2025, marking Viemed’s 9th consecutive year of positive net income • Adjusted EBITDA increased 28% YOY for Q4 and 20% for FY 2025 • Delivered strong cash generation, with operating cash flow up 33% and free cash flow up 141% year over year VieMed Healthcare Inc. I Supplemental Presentation

Financial and Operational Highlights

(expressed in thousands of U.S. Dollars, except operational information).

For the quarter ended:	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Financial Information:								
Revenue	$76,181	$71,914	$63,056	$59,129	$60,695	$58,004	$54,965	$50,593
Gross Profit	$44,103	$41,345	$36,731	$33,279	$36,138	$34,371	$32,892	$29,802
Gross Profit %	58%	57%	58%	56%	60%	59%	60%	59%
Net Income attributable to Viemed Healthcare, Inc.	$5,639	$3,513	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603
Cash and Cash Equivalents (As of)	$13,501	$11,123	$20,016	$10,160	$17,540	$11,347	$8,807	$7,309
Total Assets (As of)	$199,154	$202,360	$184,603	$178,079	$177,069	$169,526	$163,947	$154,875
Adjusted EBITDA(1)	$18,203	$16,121	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098
Operational Information:								
Vent Patients(2)	12,259	12,372	12,152	11,809	11,795	11,374	10,905	10,450
PAP Therapy Patients(3)	34,528	31,891	26,260	22,899	21,338	19,478	17,349	15,726
Sleep Resupply Patients(4)	36,561	33,518	25,246	22,941	24,478	22,143	20,185	18,904

(1) Refer to "Adjusted EBITDA" in this presentation for the definition of Adjusted EBITDA and a reconciliation to its most comparable GAAP measure.
(2) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
(4) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.

VieMed Healthcare Inc. I Supplemental Presentation

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Medicare 38% Medicaid/ MCO 8% Medicare Advantage 21% Commercial 21% Other 12% Ventilation 51% Sleep 20% Oxygen 9% Staffing 8% Other 9% Maternal 3% FY 2025 Rental 72% Sales 28% Medicare 41% Medicaid/ MCO 7% Medicare Advantage 21% Commercial 18% Other 13% Ventilation 56% Sleep 16% Oxygen 11% Staffing 9% Other 8% FY 2024 Service, Payor and Revenue Mix 5 SERVICE MIX PAYOR MIX REVENUE MIX VieMed Healthcare Inc. I Supplemental Presentation SERVICE MIX PAYOR MIX Rental 77% Sales 23% REVENUE MIX

Revenue Highlights 6 For the quarter ended 12/31/25 9/30/25 6/30/25 3/31/25 12/31/24 9/30/24 6/30/24 3/31/24 Rental Revenue (expressed in thousands of USD): Ventilators, non-invasive & invasive $35,888 $34,883 $33,819 $32,159 $33,173 $31,772 $30,445 $29,187 Other home medical equipment rentals $16,200 $15,401 $13,823 $12,962 $13,047 $12,459 $12,211 $10,934 Sales & Service Revenue (expressed in thousands of USD): Equipment and supply sales $17,521 $15,700 $9,514 $7,519 $8,940 $8,440 $7,378 $6,138 Service revenues $6,572 $5,930 $5,900 $6,489 $5,535 $5,333 $4,931 $4,334 Total revenues $76,181 $71,914 $63,056 $59,129 $60,695 $58,004 $54,965 $50,593 Rental Revenue (% of Total revenue): Ventilators, non-invasive & invasive 47.1% 48.5% 53.6% 54.4% 54.7% 54.8% 55.4% 57.7% Other home medical equipment rentals 21.3% 21.4% 21.9% 21.9% 21.5% 21.5% 22.2% 21.6% Sales & Service Revenue (% of Total revenue): Equipment and supply sales 23.0% 21.8% 15.1% 12.7% 14.7% 14.6% 13.4% 12.1% Service revenues 8.6% 8.3% 9.4% 11.0% 9.1% 9.2% 9.0% 8.6% Total revenues 100% 100% 100% 100% 100% 100% 100% 100% VieMed Healthcare Inc. I Supplemental Presentation

Liquidity Metrics 7 Positioned for growth • The Company maintains a healthy balance sheet with effectively no net debt as of December 31, 2025, providing significant financial flexibility. • As of December 31, 2025, the Company had $46 million in unfunded commitments available under its existing credit facilities, supporting growth initiatives such as the acquisition of Lehan’s, which closed on July 1, 2025. For the period ended 12/31/25 12/31/24 12/31/23 Cash on hand $ 13,501 $ 17,540 $ 12,839 Working Capital $ 7,437 $ 15,554 $ 6,243 Long Term Debt $ 11,291 $ 3,589 $ 6,002 VieMed Healthcare Inc. I Supplemental Presentation (expressed in thousands of U.S. Dollars)

Free Cash Flow

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

Management believes free cash flow provides investors with useful insight into the company's ability to generate cash, fund growth initiatives, and return capital to shareholders. Free cash flow is defined as net cash provided by operating activities, as reported under U.S. GAAP, less net capital expenditures (Net CAPEX). Net CAPEX is calculated as purchases of property and equipment minus proceeds from the sale of property and equipment in order to reflect both outflows and inflows associated with routine equipment turnover. Historically reported amounts of Free Cash Flow for the year ended December 31, 2023 have been recast to include the effect of proceeds from the sale of property and equipment. This adjustment aligns the calculation with the Company's current presentation methodology and more accurately reflects net cash flows for capital expenditures by accounting for inflows on asset dispositions.

(expressed in thousands of U.S. Dollars)

For the year ended	12/31/25	12/31/24	12/31/23
Net cash provided by operating activities	$ 51,916	$ 39,089	$ 45,212
Less:			
Purchase of property and equipment	(39,985)	(37,771)	(26,093)
Proceeds from sale of property and equipment	16,151	10,321	2,588
Net CAPEX	(23,834)	(27,450)	(23,505)
Free Cash Flow	**$ 28,082**	**$ 11,639**	**$ 21,707**

Net Capex % of Net Revenue	**8.8%**	**12.2%**	**12.8%**
Net Capex % of Adjusted EBITDA	**38.8%**	**53.7%**	**54.6%**

VieMed Healthcare Inc. I Supplemental Presentation

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2026 Guidance – Commentary 9 Core Metrics • Net revenue of $310 million to $320 million • Adjusted EBITDA of $65 million to $69 million • Net CAPEX of 10% to 11.5% of net revenue Directional Commentary on Quarterly Cadence • Q1 is typically flat to slightly down sequentially when compared with Q4 • Expect sequential growth Q2 through Q4 Detailed Assumptions • Excludes the impact of potential acquisitions • Assumes sequential revenue growth of 3% to 5% in Q2, Q3, and Q4 VieMed Healthcare Inc. I Supplemental Presentation

Adjusted EBITDA

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA

Management believes Adjusted EBITDA provides helpful information with respect to the Company's operating performance as viewed by management, including a view of the Company's business that is not dependent on the impact of the Company's capitalization structure and items that are not part of the Company's day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company's operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company's employees, (iii) for planning purposes, including the preparation of the Company's internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company's operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company's operating performance in the same manner as management.

(expressed in thousands of U.S. Dollars)

For the quarter ended:	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	6/30/24	3/31/24
Net Income attributable to Viemed Healthcare, Inc.	**$ 5,639**	**$ 3,513**	**$ 3,157**	**$ 2,625**	**$ 4,316**	**$ 3,878**	**$ 1,468**	**$ 1,603**
Add back:								
Depreciation & amortization	7,570	7,539	6,891	6,613	6,366	6,408	6,309	6,285
Interest expense, net	364	507	132	179	147	225	254	150
Stock-based compensation[a]	2,300	2,180	2,341	2,311	1,521	1,712	1,620	1,432
Transaction costs[b]	139	847	53	85	11	12	221	110
Impairment of assets[c]	-	-	-	-	-	125	2,173	-
Income tax expense	2,191	1,535	1,713	952	1,881	1,594	768	518
Adjusted EBITDA	**$ 18,203**	**$ 16,121**	**$ 14,287**	**$ 12,765**	**$ 14,242**	**$ 13,954**	**$ 12,813**	**$ 10,098**

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

VieMed Healthcare Inc. I Supplemental Presentation

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